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                           Offer to Purchase for Cash
                                       by
                              THE DRESS BARN, INC.
                                       of
                   Up to 8,000,000 Shares of its Common Stock
                  at a Purchase Price not greater than $17.00
                         nor less than $15.00 per Share

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          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
   EASTERN TIME, ON FRIDAY, OCTOBER 18, 2002, UNLESS THE OFFER IS EXTENDED.
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    The Dress Barn, Inc., a Connecticut corporation (the 'Company'), has appointed us to act as Dealer Manager in connection with its offer to purchase for cash 8,000,000 shares (or such lesser number of shares as are properly tendered and not withdrawn) common stock, par value $.05 per share (the 'Shares'), at prices not in excess of $17.00 nor less than $15.00 per Share in cash, specified by such shareholders, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated September 19, 2002 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which together constitute the 'Offer').

    The Company will determine the price per Share, not in excess of $17.00 nor less than $15.00 per Share, net to the seller in cash (the 'Purchase Price'), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 8,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $17.00 nor less than $15.00 per Share and not withdrawn). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions of the Offer. All Shares acquired in the Offer will be acquired at the same Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of the proration will be returned at the Company's expense to the shareholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 8,000,000 Shares pursuant to the Offer. See Sections 1 and 14 of the Offer to Purchase.

    If the number of Shares validly tendered and not withdrawn on or prior to the Expiration Date is less than or equal to 8,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

    Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 8,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares first from all the Company's holders of 'odd lots' of less than 100 Shares (not including any Shares held in the Company's 401(k) Profit Sharing Retirement Savings Plan, which will not have priority) who properly tender all of their Shares at or below the Purchase Price selected by the Company. Second, after purchasing all Shares from the 'odd lot' holders, the Company will purchase Shares from all other shareholders who properly tender Shares at or below the Purchase Price selected by the Company, on a pro rata basis, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase. Third, if necessary to permit the Company to purchase 8,000,000 Shares, Shares conditionally tendered (for which the condition was not initially satisfied) at or below the purchase price selected by the Company






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will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. See Sections 1 and 6 of the Offer to Purchase.

    THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. Offer to Purchase, dated September 19, 2002;

    2. Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    3. Letter, dated September 19, 2002 from David R. Jaffe, President and Chief Executive Officer of the Company, to shareholders of the Company;

    4. Letter of Transmittal for your use and for the information of your clients (together with accompanying Substitute Form W-9); and

    5. Notice of Guaranteed Delivery to be used to accept the Offer if the Share certificates and all other required documents cannot be delivered to the Depositary by the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, OCTOBER 18, 2002, UNLESS THE OFFER IS EXTENDED.

    No fees or commissions will be payable by the Company to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Offer other than fees paid to the Dealer Manager, the Information Agent or the Depositary as described in the Offer to Purchase. The Company, however, upon request, will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of Shares held by you as a nominee or in a fiduciary capacity. The Company will pay or cause to be paid any stock transfer taxes applicable to its purchase of Shares, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

    To take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) including any required signature guarantees and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    As described in Section 3, 'Procedures for Tendering Shares,' of the Offer to Purchase, tenders may be made without the concurrent deposit of stock certificates or concurrent compliance with the procedure for book-entry transfer, if such tenders are made by or through a broker or dealer, commercial bank, trust company, savings bank or savings and loan association having an office, branch or agency in the United States, which is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. Certificates for Shares so tendered (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the 'Book-Entry Transfer Facility' described in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, must be received by the Depositary within three Nasdaq trading days after timely receipt by the Depositary of a properly completed and duly executed Notice of Guaranteed Delivery.

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    Any inquiries you may have with respect to the Offer should be addressed to
Bear Stearns & Co. Inc. or to the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

    Additional copies of the enclosed material may be obtained from the undersigned, telephone: (866) 453-9383 or from the Information Agent,
D. F. King & Co., Inc., telephone: (800) 431-9633.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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